SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)           August 20, 2002

                      CHELSEA PROPERTY GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-12328 (Commission File Number)	22-3251332 (IRS Employer ID Number)

103 Eisenhower Parkway, Roseland, New Jersey	07068

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(973) 228-6111

(Former name or former address, if changed since last report)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired

          1.      Reference is made to the Statements of Revenues and Certain Expenses of Orlando Premium Outlets for the years ended December 31, 2001 and 2000 and for the three months ended March 31, 2002 which are attached hereto.

          2.      Reference is made to the Statements of Revenues and Certain Expenses for F/C Acquisition Holdings LLC - Portfolio Properties for the years ended December 31, 2001, 2000 and 1999 and for the six months ended June 30, 2002 which are attached hereto.

(b)	Pro Forma Financial Information

          Reference is made to the Pro Forma Combining Financial Statements attached hereto.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA PROPERTY GROUP, INC. By:/s/ Michael J. Clarke Name: Michael J. Clarke Title: Senior Vice President and Chief Financial Officer

Dated: October 7, 2002

Statements of Revenues and Certain Expenses

Orlando Premium Outlets

Years ended December 31, 2001 and 2000 and for the Three Months ended March 31, 2002 (Unaudited)

Orlando Premium Outlets

Statements of Revenues and Certain Expenses

Years ended December 31, 2001 and 2000 and
for the Three Months ended March 31, 2002
(Unaudited)

Contents

Report of Independent Auditors	3

Financial Statements

Statements of Revenues and Certain Expenses	4
Notes to Statements of Revenues and Certain Expenses	5

Report of Independent Auditors

Board of Directors and Stockholders
Chelsea Property Group, Inc.

We have audited the accompanying statements of revenues and certain expenses of Orlando Premium Outlets, as described in Note 1, for the years ended December 31, 2001 and 2000. The financial statements are the responsibility of Chelsea Property Group, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenues and certain expenses were prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K/A of Chelsea Property Group, Inc. and are not intended to be a complete presentation of Orlando Premium Outlets’ revenue and expenses.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and certain expenses of Orlando Premium Outlets, as described in Note 1 for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

New York, New York
February 15, 2002

Orlando Premium Outlets

Statements of Revenues and Certain Expenses
(in thousands)

                                                Three months ended         Year ended               Year ended
                                                  March 31, 2002        December 31, 2001       December 31, 2000
                                                  --------------        -----------------       -----------------
                                                   (Unaudited)
Revenues:
     Base rent                                       $3,115                   $12,538                $6,500
     Percentage rent                                    697                     2,901                 1,066
     Tenant reimbursements                              975                     4,156                 2,350
     Other                                              229                     1,186                   552
                                                  --------------        -----------------       -----------------
Total revenues                                        5,016                    20,781                10,468
                                                  --------------        -----------------       -----------------

Certain expenses:
     Property expenses                                  710                     3,352                 2,269
     Real estate taxes                                  234                       860                    72
     Other                                              115                       220                     4
                                                  --------------        -----------------       -----------------
Total certain expenses                                1,059                     4,432                 2,345
                                                  --------------        -----------------       -----------------

Revenues in excess of certain expenses               $3,957                   $16,349                $8,123
                                                  ==============        =================       =================

See accompanying notes.

Orlando Premium Outlets

Notes to Statements of Revenues and Certain Expenses
(Amounts in thousands)

1.      Organization and Basis of Presentation

Presented herein are the statements of revenues and certain expenses related to the operations of a manufacturers outlet shopping center (the “Property”) which was owned and operated by Simon/Chelsea Orlando Development Limited Partnership, a joint venture which was owned 50% by CPG Partners LP, the operating partnership of Chelsea Property Group, Inc. (“CPG”). The Property was managed by CPG.

The Property is not a legal entity but rather a manufacturers’ outlet shopping center containing 428,000 square feet of gross leasable area that is located on Interstate 4, midway between Walt Disney World/EPCOT and Sea World in Orlando, Florida. In May 2000, the Property began a phased opening that was completed by December 31, 2000. During the period from inception through December 31, 1999 the Property was under development and had no material operations.

The accompanying financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statements exclude certain expenses that may not be comparable to those expected to be incurred by CPG in the future operations of the aforementioned properties. Items excluded consist of interest, depreciation, amortization, management fees and certain general and administrative expenses.

2.     Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.     Revenue Recognition

Leases with tenants are accounted for as operating leases. Base rent is recognized on a straight-line basis over the lease term according to the provisions of the lease. The excess of rents recognized over amounts contractually due was $0.9 million and $0.5 million for the years ended December 31, 2001 and 2000, respectively and $0.2 million for the three months ended March 31, 2002 (unaudited). Certain lease agreements contain provisions for rents, which are calculated on a percentage of sales and recorded on the accrual basis. These rents are accrued monthly once the required thresholds per the lease agreement are exceeded. Virtually all lease agreements contain provisions for additional rents representing reimbursement of real estate taxes, insurance, advertising and common area maintenance costs.

Orlando Premium Outlets

Notes to Statements of Revenues and Certain Expenses
(continued)
(Amounts in thousands)

4.     Risks and Uncertainties

The Property’s results of operations are significantly dependent on the overall health of the retail industry. The Property’s tenant base is comprised almost exclusively of merchants in the retail industry. The retail industry is subject to external factors such as inflation, consumer confidence, unemployment rates and consumer tastes and preferences. A decline in the retail industry could reduce merchant sales, which could adversely affect the operating results of the Property. No individual merchant accounts for more than 10% of the Property’s base rents or occupies more than 10% of the Property’s total gross leasable area for the years ended December 31, 2001 and 2000 and the three months ended March 31, 2002 (unaudited).

5.     Lease Agreements

The Property leases retail stores under operating leases with term expiration dates ranging from 2002 to 2012. Most leases are renewable for five years after expiration of the initial term at the lessee’s option. Future minimum lease receipts under non-cancelable operating leases as of December 31, 2001, exclusive of renewal option periods, were as follows (in thousands):

               2002............      $12,150
               2003............       12,462
               2004............       12,656
               2005............       10,382
               2006............        7,988
               Thereafter......       23,917
                                 --------------
                                     $79,555
                                 ==============

6.     Commitments and Contingencies

The Property is not presently involved in any material litigation nor, to its knowledge, is any material litigation threatened against the Property, other than routine litigation arising in the ordinary course of business. Management believes the costs, if any, incurred by the Property related to any of this litigation will not materially affect the financial position, operating results or liquidity of the Property.

7.     Related Party Information

The Property had leased space to related parties of CPG of approximately 5,000 square feet during the years ended December 31, 2001 and 2000. Rental income from those tenants, including reimbursement for taxes, common area maintenance and advertising, totaled $0.2 million and $0.1 million for the years ended December 31, 2001 and 2000, respectively.

8.     Interim Unaudited Financial Information

The financial statement for the three months ended March 31, 2002 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Statements of Revenues and Certain Expenses

F/C Acquisition Holdings LLC - Portfolio Properties

Years ended December 31, 2001, 2000 and 1999 and for the six months ended June 30, 2002 (Unaudited)

F/C Acquisition Holdings LLC - Portfolio Properties

Combined Statements of Revenues and Certain Expenses

Years ended December 31, 2001, 2000 and 1999 and
for the six months ended June 30, 2002
(Unaudited)

Contents

Report of Independent Auditors	3

Financial Statements

Combined Statements of Revenues and Certain Expenses	4
Notes to Combined Statements of Revenues and Certain Expenses	5

Report of Independent Auditors

Board of Directors and Stockholders
Chelsea Property Group, Inc.

We have audited the accompanying combined statements of revenues and certain expenses of F/C Acquisition Holdings LLC - Portfolio Properties, as described in Note 1, for the years ended December 31, 2001, 2000 and 1999. The financial statements are the responsibility of Chelsea Property Group, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined statements of revenues and certain expenses were prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K/A of Chelsea Property Group, Inc. and are not intended to be a complete presentation of F/C Acquisition Holdings LLC-Portfolio Properties revenue and expenses.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined revenues and certain expenses of F/C Acquisition Holdings LLC - Portfolio Properties, as described in Note 1 for the years ended December 31, 2001, 2000 and 1999, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

New York, New York
October 4, 2002

F/C Acquisition Holdings LLC - Portfolio Properties

Combined Statements of Revenues and Certain Expenses
(in thousands)

                                             Six months       Year ended        Year ended         Year ended
                                                 ended        December 31,      December 31,       December 31,
                                            June 30, 2002        2001              2000               1999
                                            -------------     ------------      ------------       -------------
                                             (Unaudited)
Revenues:
     Base rent                                $14,701           $28,689           $28,653            $27,590
     Percentage rent                              646             1,054             1,301              1,482
     Tenant reimbursements                      4,716             9,994            10,000             10,935
     Other                                        192               453               578              1,341
                                            -------------     ------------      ------------       -------------
Total revenues                                 20,255            40,190            40,532             41,348
                                            -------------     ------------      ------------       -------------

Certain expenses:
     Property expenses                          3,378             7,460             8,088              8,072
     Real estate taxes                          1,559             3,036             2,542              3,204
     Other                                        459               873               959                172
                                            -------------     ------------      ------------       -------------
Total certain expenses                          5,396            11,369            11,589             11,448
                                            -------------     ------------      ------------       -------------

Revenues in excess of certain expenses        $14,859           $28,821           $28,943            $29,900
                                            =============     ============      ============       =============

See accompanying notes.

F/C Acquisition Holdings LLC - Portfolio Properties

Notes to Combined Statements of Revenues and Certain Expenses
(Amounts in thousands)

1.     Organization and Basis of Presentation

Presented herein is the combined statements of revenues and certain expenses related to the operations of 4 retail center properties which were owned and operated by F/C Acquisition Holdings LLC, a joint venture which was owned 49% by CPG Partners LP, the operating partnership of Chelsea Property Group, Inc. (“CPG”). The properties were managed by CPG.

F/C Acquisition Holdings LLC – Portfolio Properties (the “Properties”) is not a legal entity but rather a combination of the four premium outlet centers. The Properties, which contain 1.6 million square feet of gross leasable area, include centers located in Gilroy, California (577,000 square feet), Michigan City, Indiana (491,000 square feet), Waterloo, New York (392,000 square feet) and Kittery, Maine (131,000 square feet). The Kittery, Maine center is subject to a ground lease that terminates in October 2009 with eight extension options of five years each.

The accompanying financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statements exclude certain expenses that may not be comparable to those expected to be incurred in the future operations of the aforementioned properties. Items excluded consist of interest, depreciation, amortization, management fees and certain general and administrative expenses.

2.     Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.     Revenue Recognition

Leases with tenants are accounted for as operating leases. Base rent is recognized on a straight-line basis over the lease term according to the provisions of the lease. The excess of rents recognized over amounts contractually due was $0.5 million, $0.1 million and $0.4 million for the years ended December 31, 2001, 2000 and 1999, respectively, and $0.4 million for the six months ended June 30, 2002 (unaudited). Certain lease agreements contain provisions for rents, which are calculated on a percentage of sales and recorded on the accrual basis. These rents are accrued monthly once the required thresholds per the lease agreement are exceeded. Virtually all lease agreements contain provisions for additional rents representing reimbursement of real estate taxes, insurance, advertising and common area maintenance costs.

4.     Rental Expense

Rental expense is recognized on a straight-line basis over the initial term of the lease.

F/C Acquisition Holdings LLC - Portfolio Properties

Notes to Combined Statements of Revenues and Certain Expenses
(continued)
(Amounts in thousands)

5.     Risks and Uncertainties

The Properties’ results of operations are significantly dependent on the overall health of the retail industry. The Properties’ tenant base is comprised almost exclusively of merchants in the retail industry. The retail industry is subject to external factors such as inflation, consumer confidence, unemployment rates and consumer tastes and preferences. A decline in the retail industry could reduce merchant sales, which could adversely affect the operating results of the Properties. A number of merchants occupied space in more than one of the Properties; however, no single merchant accounts for more than 10% of the Properties’ base rents and no one tenant occupies more than 10% of the Properties’ total gross leasable area for the years ended December 31, 2001, 2000 and 1999 and the six months ended June 30, 2002 (unaudited).

6.     Lease Agreements

The Properties lease and sub-lease retail stores under operating leases with term expiration dates ranging from 2002 to 2012. Most leases are renewable for five years after expiration of the initial term at the lessee’s option. Future minimum lease receipts under non-cancelable operating leases as of December 31, 2001, exclusive of renewal option periods, were as follows (in thousands):

               2002............      $24,061
               2003............       21,127
               2004............       17,795
               2005............       11,569
               2006............        7,363
               Thereafter......       13,184
                                 --------------
                                     $95,099
                                 ==============

Operating Leases

Future minimum rental payments as of December 31, 2001 under an operating lease for land that is subject to Consumer Price Index increases beginning October 2004, are as follows (in thousands):

               2002............         $290
               2003............          290
               2004............          290
               2005............          290
               2006............          290
               Thereafter......          797
                                 --------------
                                      $2,247
                                 ==============

F/C Acquisition Holdings LLC - Portfolio Properties

Notes to Combined Statements of Revenues and Certain Expenses
(continued)
(Amounts in thousands)

7.     Commitments and Contingencies

The Properties are not presently involved in any material litigation nor, to its knowledge, is any material litigation threatened against the Properties, other than routine litigation arising in the ordinary course of business. Management believes the costs, if any, incurred by the Properties related to any of this litigation will not materially affect the operating results of the Properties.

8.     Related Party Information

The Properties had leased space to related parties of CPG of approximately 5,000 square feet during the year ended December 31, 2001. Rental income from those tenants, including reimbursement for taxes, common area maintenance and advertising, totaled $0.2 million for the year ended December 31, 2001.

9.     Interim Unaudited Financial Information

The financial statement for the six months ended June 30, 2002 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Chelsea Property Group, Inc.
Pro forma Combining Financial Statements
(Unaudited)

The unaudited pro forma condensed balance sheet of Chelsea Property Group, Inc. (the “Company”) as of June 30, 2002 has been prepared as if the Company’s purchase of the remaining 51% interest in F/C Acquisition Holdings, LLC (“F/C Properties”) had been consummated on June 30, 2002. The pro forma condensed income statements for the six months ended June 30, 2002 and for the year ended December 31, 2001 are presented as if the purchases of the remaining 51% interest in the F/C Properties (acquired August 20, 2002), the remaining 50% interest in Simon/Chelsea Orlando Development, LP (“OPO”) (acquired April 1, 2002) and the Konover Property Trust Portfolio (“KPT”) (acquired September 25, 2001), (collectively the “Acquisition Properties”) occurred at January 1, 2001 and the effect thereof was carried forward.

The Company acquired KPT for a total purchase price of approximately $180 million, including the assumption of approximately $131 million of non-recourse mortgage debt using available cash of approximately $25 million and borrowings on the senior bank credit facility of approximately $17 million. The Company acquired OPO for a total purchase price of approximately $76 million, including the assumption of approximately $30 million of non-recourse mortgage debt using borrowings on the senior bank credit facility of approximately $46 million. The Company acquired F/C Properties for a total purchase price of approximately $146 million, including the assumption of approximately $87 million of non-recourse mortgage debt using borrowings on the senior bank credit facility of approximately $59 million.

The pro forma condensed financial statements do not purport to represent what the Company’s financial position or results of operations would have been assuming the purchase of the Acquisition Properties had occurred at the beginning of the period indicated, nor do they purport to project the Company’s financial position or results of operations at any future date or for any future period. The pro forma condensed financial statements should be read in conjunction with the Company’s consolidated financial statements for the year ended December 31, 2001 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

Chelsea Property Group, Inc.
Pro forma Condensed Combining Statement of Operations
for the Six Months Ended June 30, 2002
(Unaudited - In thousands, except per share data)

                                                       The                          F/C       Pro forma    Pro forma
                                                     Company          OPO        Properties     Adjust.     Combined
                                                   -------------  -----------   ------------  ----------  -----------
Revenues:                                               (a)           (b)            (b)
   Base rent..............................           $81,808        $3,115         $14,701                  $99,624
   Percentage rent........................             7,550           697             646                    8,893
   Expense reimbursements.................            27,137           975           4,716                   32,828
   Other income...........................             5,216           229             192                    5,637
                                                   -------------  -----------   ------------  ----------  -----------
Total revenues............................           121,711         5,016          20,255                  146,982
                                                   -------------  -----------   ------------  ----------  -----------

Expenses:
   Operating and maintenance..............            34,390           944           4,937                   40,688
   Depreciation and amortization..........            27,184                               (c)   4,430       31,614
   General, administrative and other......             5,632           115             459                    5,789
                                                   -------------  -----------   ------------  ----------  -----------
Total expenses............................            67,206         1,059           5,396       4,430       78,091
                                                   -------------  -----------   ------------  ----------  -----------

Income before unconsolidated
investments, interest expense and
minority interest.........................            54,505         3,957          14,859      (4,430)      68,891

Income from unconsolidated investments....             6,752                               (d)  (4,673)       2,079
Loss from Chelsea Interactive.............            (6,476)                                                (6,476)
Interest..................................           (20,593)                              (e)  (7,797)     (28,390)
                                                   -------------  -----------   ------------  ----------  -----------

Income before minority interest...........            34,188         3,957          14,859     (16,900)      36,104

Minority interest.........................            (7,140)                              (f)    (274)      (7,414)
                                                   -------------  -----------   ------------  ----------  -----------

Net income................................            27,048         3,957          14,859     (17,174)      28,690

Preferred dividend........................            (1,753)                                                (1,753)
                                                   -------------  -----------   ------------  ----------  -----------

Net income to common shareholders.........           $25,295        $3,957         $14,859    ($17,174)     $26,937
                                                   =============  ===========   ============  ==========  ===========

Basic:
Net income per common share...............             $0.67                                                  $0.71
Weighted average common shares
  outstanding.............................            37,725                                                 37,725
Diluted:
Net income per common share...............             $0.65                                                  $0.69
Weighted average common shares and
equivalents outstanding...................            39,076                                                 39,076

Notes to Pro forma Combining Statement of Operations:

(a)	Derived from the unaudited financial statements of Chelsea Property Group, Inc. for the six months ended June 30, 2002.
(b)	Represents the Company's 100% interest in the Acquisition Properties and has been derived from the unaudited Statement of Revenues and Certain Expenses of OPO for the three months ended March 31, 2002 and the unaudited Combined Statement of Revenues and Certain Expenses of F/C Properties for the six months ended June 30, 2002.
(c)	To reflect depreciation on the stepped up basis of the properties acquired (OPO basis of $115.3 million of which $17.9 million is land and $97.4 million is building and improvements), (F/C Properties basis of $266.1 million of which $36.3 million is land and $229.8 million is building and improvements).
(d)	To eliminate income from unconsolidated investments of $1.3 million for OPO and $3.4 million for F/C Properties.
(e)	To reflect interest expense on $46.3 million of senior bank credit facility borrowing and assumed debt with a face value of $59.4 million for OPO and $58.9 million of senior bank credit facility borrowing and assumed debt with a face value of $169.6 million for F/C Properties.
(f)	To adjust minority interest in income.

Chelsea Property Group, Inc.
Pro forma Condensed Combining Statement of Operations
for the Year Ended December 31, 2001
(Unaudited - In thousands, except per share data)

                                      The                                  F/C         Pro forma   Pro forma
                                    Company        KPT        OPO       Properties      Adjust.     Combined
                                  -----------  -----------  ---------  -----------    ----------  ----------
Revenues:                             (a)          (b)         (b)         (b)
  Base rent...................     $127,229     $26,445      $12,538     $28,689                    $194,901
  Percentage rent.............       18,049         587        2,901       1,054                      22,591
  Expense reimbursements......       50,559       8,310        4,156       9,994                      73,019
  Other income................       11,018         529        1,186         453 (c)     (888)        12,298
                                  -----------  -----------  ---------  -----------    ----------  ----------
Total revenues................      206,855      35,871       20,781      40,190         (888)       302,809
                                  -----------  -----------  ---------  -----------    ----------  ----------

Expenses:
  Operating and maintenance...       57,791      13,313        4,212      10,496                      85,812
  Depreciation and
  amortization................       48,554                                      (d)   14,096         62,650
  General, admin. and other...        7,430         370          220         873 (e)      726          9,619
                                  -----------  -----------  ---------  -----------    ----------  ----------
  Total expenses..............      113,775      13,683        4,432      11,369       14,822        158,081
                                  -----------  -----------  ---------  -----------    ----------  ----------

Income before unconsolidated
investments, interest expense
and minority interest.........       93,080      22,188       16,349      28,821      (15,710)       144,728

Income from unconsolidated
investments.....................     15,642                                      (f)  (11,570)         4,072
Loss from Chelsea Interactive...     (5,337)                                                          (5,337)
Interest........................    (36,865)                                     (g)  (29,935)       (66,800)
                                  -----------  -----------  ---------  -----------    ----------  ----------
Income before minority interest.     66,520      22,188       16,349      28,821      (57,215)        76,663
Minority interest...............    (14,706)                                     (h)   (1,896)       (16,602)
                                  -----------  -----------  ---------  -----------    ----------  ----------

Net income......................     51,814      22,188       16,349      28,821      (59,111)        60,061
Preferred dividend..............     (4,188)                                                          (4,188)
                                  -----------  -----------  ---------  -----------    ----------  ----------
Net income to common
shareholders....................    $47,626     $22,188      $16,349     $28,821      ($59,111)      $55,873
                                  ===========  ===========  =========  ===========    ==========  ==========

Basic:
Net income per common share           $1.41                                                            $1.66
Weighted average common shares
outstanding.....................     33,678                                                           33,678
Diluted:
Net income per common share           $1.37                                                            $1.61
Weighted average common shares
and equivalents outstanding.....     34,710                                                           34,710

Notes to Pro forma Combining Statement of Operations:

(a)	Derived from the audited financial statements of Chelsea Property Group, Inc. for the year ended Dec. 31, 2001.

(b)	Represents the Company’s 100% interest in the Acquisition Properties and has been derived from the unaudited Combined Statement of Revenues and Certain Expenses of KPT for the six months ended June 30, 2001, the audited Statement of Revenues and Certain Expenses of OPO for the year ended December 31, 2001 and the audited Combined Statement of Revenue and Certain Expenses of F/C Properties for the year ended Dec. 31, 2001.

(c)	Reduced interest income on cash of $24.8 million invested at 4.73% used to acquire the KPT properties.

(d)	To reflect depreciation on KPT based upon acquisition price of $194.5 million (including transaction costs and market value debt premium of $6.9 million) of which $38.2 million is land and $156.3 million buildings. To also reflect depreciation on the stepped up basis of OPO and F/C Properties acquired (OPO basis of $115.3 million of which $17.9 million is land and $97.4 million is building and improvements), (F/C Properties basis of $266.1 million of which $36.3 million is land and $229.8 million is building and improvements).

(e)	To reflect adjustment for additional corporate overhead.

(f)	To eliminate income from unconsolidated investments of $5.1 million for OPO and $6.5 million for F/C Properties.

(g)	To reflect interest expense on $17 million of senior bank credit facility borrowing and non-recourse assumed debt with a face value of $131.0 million and market value of $137.9 million for KPT, $46.3 million of senior bank credit facility borrowing and assumed debt with a face value of $59.4 million for OPO and $58.9 million of senior bank credit facility borrowing and non-recourse assumed debt with a face value of $169.6 million for F/C Properties.

(h)	To adjust minority interest in income.

Chelsea Property Group, Inc.
Pro forma Condensed Combining Balance Sheet
As of June 30, 2002
(Unaudited)
(In thousands)

                                                        The                F/C            Pro forma       Pro forma
                                                      Company           Properties          Adjust.        Combined
                                                   -------------      ---------------    -------------   ------------
Assets                                                   (a)               (b)
Rental properties:
   Land........................................        $182,924           $31,719           $4,931        $219,575
   Depreciable property........................       1,090,135           211,238           19,727       1,321,099
                                                   -------------      ---------------     -----------  ------------
Total rental property..........................       1,273,059           242,957   (c)     24,658       1,540,674
Accumulated depreciation.......................        (247,588)           (8,503)                        (256,091)
                                                   -------------      ---------------     -----------  ------------
Rental properties, net.........................       1,025,471           234,454           24,658       1,284,583
Cash and cash equivalents......................          41,857             3,130                           47,219
Restricted cash................................           1,876             2,232                            1,876
Investments in affiliates......................         102,069                     (d)    (35,818)         66,251
Notes receivable, related parties..............           2,727                                              2,727
Deferred costs, net............................          21,693               285                           21,978
Other assets...................................          44,018             3,733                           47,751
                                                   -------------      ---------------     -----------  ------------
Total assets...................................      $1,239,711          $243,834         ($11,160)     $1,472,385
                                                   -------------      ---------------     -----------  ------------

Liabilities and stockholders' equity
Liabilities:
   Unsecured debt..............................        $555,606                     (e)    $58,862        $614,468
   Secured bank debt...........................         139,706          $169,128                          308,834
   Other liabilities...........................          84,015             4,684                           88,699
                                                   -------------      ---------------     -----------  ------------
Total liabilities..............................         779,327           173,812           58,862       1,012,001
                                                   -------------      ---------------     -----------  ------------

Minority interest..............................         113,923                                            113,923

Stockholders' equity:
   Preferred stock.............................               8                                                  8
   Common stock................................             380                                                380
   Paid-in-capital.............................         440,846            70,022  (d)     (70,022)        440,846
   Officer loan................................            (488)                                              (488)
   Distributions in excess of net income.......         (90,539)                                           (90,539)
   Accum. other comprehensive loss.............          (3,746)                                            (3,746)
                                                   -------------      ---------------     -----------  ------------
Total stockholders' equity.....................         346,461            70,022          (70,022)         346,461
                                                   -------------      ---------------     -----------  ------------
Total liabilities and stockholders' equity.....      $1,239,711          $243,834         ($11,160)      $1,472,385
                                                   =============      ===============     ===========  ============

Notes to Pro forma Condensed Combining Balance Sheet:

(a)	Derived from the unaudited financial statements of Chelsea Property Group, Inc. as of June 30, 2002.

(b)	Derived from the unaudited balance sheet of F/C Properties as of June 30, 2002.

(c)	To reflect purchase price for the remaining 51% interest in the F/C Properties.

(d)	To reflect elimination of investment and equity due to consolidation of the F/C Properties.

(e)	To reflect the increased borrowing on the bank senior credit facility used to purchase the F/C Properties.